Exhibit 10.1

AMENDMENT TO THE
GUESS?, INC.
2006 NON-EMPLOYEE DIRECTORS’ STOCK GRANT
 AND STOCK OPTION PLAN

WHEREAS, Guess?, Inc. (the “Company”) maintains the Guess?, Inc. 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan (the “Plan”); and

WHEREAS, pursuant to Section 9 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time.

NOW, THEREFORE, the Plan is hereby amended, effective July 5, 2006 as follows:

1.             Section 2 is hereby amended by adding the new defined term “Black Scholes Value” in between the defined terms “Beneficial Owner” and “Board,” such new defined term to read as follows:

“‘Black Scholes Value’ has the meaning given to such term in Section 5(d).”

2.             Section 4(a)(i) is hereby amended in its entirety to read as follows:

“(i) adopt, revise and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable and adjust the assumptions used in determining the Black Scholes Value under Section 5(d) or provide for a different valuation formula for such purposes;”

3.             Section 5(a)(i) is hereby amended in its entirety to read as follows:

“(i) New Director Grants. Each person who first becomes an Eligible Director on or after May 9, 2006 shall be awarded an Option as of the date such person first becomes an Eligible Director to purchase a number of shares of Common Stock equal to  $50,000 divided by the Black Scholes Value as of the date of grant.”

 4.            Section 5(a)(ii) is hereby amended in its entirety to read as follows:

“(ii)                Annual Grants. On each Eligibility Date, each Eligible Director who has not been an employee of the Company at any time during the immediately preceding 12 months shall be awarded an Option as of such Eligibility Date to purchase a number of shares of Common Stock equal to $90,000 divided by the Black Scholes Value as of that date, provided, however, that an Eligible Director whose initial election or appointment to the Board occurs after September 30 of a given year (or, if the fiscal year of the Company shall be other than the calendar year, whose initial election or appointment to the Board occurs more than nine months after the start of the Company’s fiscal year) shall not receive an award pursuant to this clause (ii) on the first Eligibility Date to occur after such initial election or appointment.”

5.             Section 5 is amended by adding a new subsection (d) thereto to read as follows:

“(d)                Black Scholes Value. As noted above, the number of shares to be granted subject to any particular Option granted under this Section 5 is determined by reference to the Black Scholes Value as of the particular date of grant of the Option. For this purpose, “Black Scholes Value” means the value of an option to purchase one share of Common Stock calculated as of the applicable date of grant under the Black Scholes option value model. Unless otherwise provided by the Board prior to the applicable date of grant, the Black Scholes option value for Options to be granted on a particular date shall be based on the following assumptions:

•                  the then current price of a share of Common Stock is equal to the Fair Market Value of a share of Common Stock as of the date of grant of the Option;

•                  the per share exercise price of the Option is equal to the Fair Market Value of a share of Common Stock as of the date of grant of the Option;

•                  the expected life of the Option is 5 years;

•                  the risk-free interest rate is the asked yield rate, as of the day preceding the date of grant of the Option and as reported in the Wall Street Journal, for the U.S. Treasury Note or Bond having a maturity date that is closest to the date that is five years after the date of grant of the Option;

•                  the volatility of the price of the Common Stock is calculated based on the daily closing price of a share of Common Stock during each of the 60 months preceding the date the grant of the Option occurs; and

•                  the dividend yield on the Common Stock equals the rate determined by dividing the most recent annual dividend declared on the Common Stock as of the date of grant of the Option by the Fair Market Value of a share of Common Stock as of the date of grant of the Option.”

6.             Section 8(a)(i) is hereby amended in its entirety to read as follows:

“(i) New Director Grant. Each person who first becomes an Eligible Director on or after May 9, 2006 shall be granted a Restricted Stock Award on the date such person first becomes an Eligible Director for a number of restricted shares of Common Stock equal to $50,000 divided by the Fair Market Value of a share of Common Stock on the date of grant.”

7.             Section 8(a)(ii) is hereby amended in its entirely to read as follows:

“(ii)                Annual Awards. On each Eligibility Date, each Eligible Director who has not been an employee of the Company at any time during the immediately preceding 12 months shall be granted a Restricted Stock Award for a number of restricted shares of

Common Stock equal to $90,000 divided by the Fair Market Value of a share of Common Stock on the date of grant; provided, however, that an Eligible Director whose initial election or appointment to the Board occurs after September 30 of a given year (or, if the fiscal year of the Company shall be other than the calendar year, whose initial election or appointment to the Board occurs more than nine months after the start of the Company’s fiscal year) shall not receive an award pursuant to this clause (ii) on the first Eligibility Date to occur after such initial election or appointment.”

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment this 5th day of July, 2006.

GUESS?, INC.
/s/ Carlos Alberini
Name: Carlos Alberini
Title: President and Chief Operating Officer